UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2018, The Board of Directors of RespireRx Pharmaceuticals Inc. (the “Company”) approved borrowings of $50,000 from each of the Company’s President and Chief Executive Officer, James S. Manuso, Ph.D., who is a director and significant shareholder of the Company, and the Company’s Executive Chairman and Chief Scientific Officer, Arnold S. Lippa, Ph.D., who is also a director and significant shareholder of the Company, and the issuance to each of them of demand promissory notes in the principal amount of $50,000 (each a “Note” and together, the “Notes”). Each of Dr. Lippa and Dr. Manuso loaned the Company $50,000 in return for a Note on April 9, 2018. The proceeds of the loans will be used for general corporate purposes.

Each Note will be payable on demand and bear interest at a rate equal to 10% per annum, with any accrued but unpaid interest added to principal at the end of each year that the balance is outstanding.

Each Note is subject to a mandatory exchange provision that provides that the principal amount of the Note will be mandatorily exchanged into a board approved offering of the Company’s securities, if such offering holds its first closing on or before June 30, 2018 and the amount of proceeds from such first closing is at least $150,000, not including the principal amounts of the Notes that would be exchanged, or $250,000 including the principal amounts of such Notes. Upon such exchange, the Notes would be deemed repaid and terminated. Any accrued but unpaid interest outstanding at the time of such exchange will be (i) repaid to the Note holder or (ii) invested in the offering, at the Note holder’s election.

This description of the Notes does not purport to be complete and is qualified in its entirety by reference to each Note, a form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award of Common Stock Options

On April 5, 2018, the Board of Directors of the Company (the “Board”) acting at a meeting of the Board awarded non-qualified options to purchase 185,338 shares of Common Stock of the Company to Robert N. Weingarten, a former director and Chief Financial Officer of the Company who resigned in February 2017. Concurrently with this award, Mr. Weingarten, forgave the remaining amount due to him of accrued compensation, with the same value as the black-scholes value of the options awarded, $200,350. On December 9, 2017, Mr. Weingarten was previously granted options to purchase 138,842 shares of common stock, as previously reported by the Company on a Current Report on Form 8-K. An additional 125,000 options were awarded to one of the Company’s service providers. Concurrently with these awards, the service provider forgave amounts owed by the Company, with the same value as the black-scholes value of the options awarded. The awarded options vested upon issuance and expire on April 5, 2028. The exercise price of the options of $1.12 per share is the closing market price of shares of Common Stock of the Company as of the date of issuance. The foregoing description of the options awarded does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Non-Statutory Stock Option Award Agreement under the 2015 Plan, a copy of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 8, 2015, and which is incorporated herein by reference, as supplemented by the Addendum attached as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed December 14, 2017, which is also incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1*	Form of Demand Promissory Note.
99.2	Form of Non-Statutory Stock Option Award Agreement under the 2015 Plan, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on July 8, 2015, incorporated herein by reference.
99.3	Addendum No. 1 to Form of Non-Statutory Stock Option Award Agreement under the Amended and Restated 2015 Stock and Stock Option Plan, filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K on December 14, 2017, incorporated herein by reference.

* filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2018	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ James S. Manuso
James S. Manuso President and Chief Executive Officer